                     Exhibit 99.2 - Joint Filer Information

Designated Filer:       LRP V Luxembourg Holdings S.a r.l.
Issuer & Ticker Symbol: Tesco Corporation (TESO)
Date of Event Requiring Statement: July 17, 2009

Joint Filers:

        1. Name:     Lime Rock Partners V, L.P.
           Address:  c/o Lime Rock Management, L.P.
                     274 Riverside Avenue
                     Westport, CT 06680

        2. Name:     Lime Rock Partners GP V, L.P.
           Address:  c/o Lime Rock Management, L.P.
                     274 Riverside Avenue
                     Westport, CT 06680

        3. Name:     LRP GP V, Inc.
           Address:  c/o Lime Rock Management, L.P.
                     274 Riverside Avenue
                     Westport, CT 06680